Exhibit (11)(b)



                              CONSENT OF COUNSEL



        We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 6 to the Registration Statement of Pegasus Variable Annuity Fund on Form N-1A under the
Securities Act of 1933, as amended. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                               /s/ DRINKER BIDDLE & REATH
                                               --------------------------
                                                 DRINKER BIDDLE & REATH


Philadelphia, PA
December 16, 1996